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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of Suiza Foods Corporation on Form S-3 (Registration No. 333-45749) of our report on the consolidated financial statements of Suiza Foods Corporation, dated February 18, 1997, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996; and of our reports on the financial statements of Pre-Acquisition Velda Farms, dated November 4, 1994, and Swiss Dairy, a Corporation, dated August 26, 1996 appearing in the final prospectus of Suiza Foods Corporation dated January 22, 1997 and filed with the Securities and Exchange Commission pursuant to Rule 424(B) on January 23, 1997 (File No. 333-18263); and our report on the consolidated financial statements of Country Fresh, Inc., dated May 5, 1997, appearing in the Form S-4 of Suiza Foods Corporation (File No. 333-37861), and to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.

                                                    /s/ Deloitte & Touche LLP

Dallas, Texas
February 16, 1998